Exhibit 10.2

AMENDED AND RESTATED
AKORN, INC.
1988 INCENTIVE COMPENSATION PROGRAM

     1. Purpose. The purpose of this 1998 Incentive Compensation Program (the “Program”) of Akorn, Inc. (the “Company”) is to advance the interests of the Company by furnishing economic incentives in the form of stock options (“Option”) designed to attract, retain and motivate key employees.

     2. Administration.

          2.1 Composition. The Program shall be administered by a committee consisting of two or more members of the Board (the “Committee”) who are disinterested persons in accordance with Rule 16b-3 under the Securities Exchange Act of 1934.

          2.2 Authority. the Committee shall have plenary authority to award Options under the Program, to interpret the Program, to establish any rules or regulations relating to the Program which it determines to be appropriate, and to make any other determination which it believes necessary or advisable for the proper administration of the Program. Its decisions in matters relating to the Program shall be final and conclusive on the company and participants.

     3. Eligible Employees. Key employees and consultants of the company (including officers who also serve as directors of the Company) and its subsidiaries shall become eligible to receive Options under the Plan when designated by the Committee. Employees may be designated individually or by groups by categories, as the Committee deems appropriate. With respect to participants no subject to Section 16 of the 1934 Act, the Committee may delegate to appropriate personnel of the company its authority to designate participants and to determine the number of Options to be received by those participants.

     4. Shares Subject to the Program.

          4.1 Number of Shares. Subject to adjustment as provided in Section 6.5, the number of shares of common stock, no par value, of the Company (“Common Stock”), which may be issued under the Program shall not exceed 4,500,000 shares of Common Stock.

          4.2 Cancellation. In the event that an Option granted hereunder expires or is terminated or cancelled unexercised as to any shares of Common Stock, such shares may again be issued under the Program pursuant to Options. The Committee may also determine to cancel, and agree to the cancellation of, Options in order to make a particular participant eligible for the grant of an Option at a lower price than the Option to be cancelled.

          4.3 Type of Common Stock. Common Stock issued under the Program in connection with Options may be authorized and unissued shares or issued shares held as treasury shares.

     5. Options. An Option is a right to purchase shares of Common Stock from the Company. Each Option granted by the Committee under this Program shall be subject to the following terms and conditions.

          5.1 Price. The Option price per share shall be determined by the Committee but shall not be less than 50% of the fair market value on the date of grant of the Option. “Fair Market Value” shall be determined as follows: if the Common Stock is listed on any national exchange or any automatic quotation system which provides sales quotations, the fair market value shall be the closing price quoted on such exchange or quotation system as reported in the Wall Street Journal for the applicable date (i.e. date of grant, exercise or tax withholding) or if there are no trades on such date, then on the preceding date on which a trade did occur, subject to adjustment under Section 6.5.

          5.2 Number. The number of shares of Common stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 6.5.

          5.3 Duration and Time for Exercise. Subject to earlier termination as provided in Section 6.5, the term of each Option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each Option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the date on which an Option becomes exercisable.

          5.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted Option from a participant by mutual agreement before such Option has been exercised by payment to the participant of the amount per share by which (i) the Fair Market Value (as defined in Section 5.1) of the Common Stock subject to the Option on the date of repurchase exceeds (ii) the Option price.

          5.5 Manner of Exercise. An Option may be exercised in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The Option price shall be payable in United States dollars upon exercise of the Option and may be paid by (i) cash; (ii) uncertified or certified check; (iii) bank draft; (iv) delivery of shares of Common Stock held for a period of six months in payment of all or any part of the Option price, which shares shall be valued for this purpose at the Fair Market Value on the date such Option is exercised; (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; (vi) or in such other manner as may be authorized from time to time by the Committee. In the case of delivery to an uncertified check or bank draft upon exercise of an Option, no shares shall be issued until the check or draft has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a participant shall have no rights as a shareholder.

     6. General.

          6.1 Effective Date. The Program will become effective upon its approval by the affirmative vote of the holders of a majority of the voting power present or represented at a meeting of the shareholders. Unless approved within one year after the date of the Program’s adoption by the Board of Directors, the Program shall not be effective for any purpose. Prior to the approval of the Program by the Company’s shareholders, the Board may award Options, but if such approval is not received in the specified period, then such awards shall be of no effect.

          6.2 Duration. The Program shall remain in effect until all options granted under the Program have either been satisfied by the issuance of shares of Common Stock or been terminated under the terms of the Program. No Option may be granted under the Program after the fifteenth anniversary of the date the Program is approved by the Company’s shareholders.

          6.3 Non-transferability of Options. No Option may be transferred, pledged or assigned by the holder thereof, (except, in the event of the holder’s death, by will or the laws of descent and distribution) and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant’s lifetime, an Option may be exercised only by him or by his guardian or legal representative.

          6.4 Additional Condition. Anything in this Program to the contrary notwithstanding, (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of an Option or the issuance of any shares of Common Stock pursuant to an Option, require the recipient of the Option , as a condition to the receipt thereof or to the receipt of shares of common Stock issued upon exercise thereof, to deliver to the Company a written representation of present intention to acquire the Option or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Option of the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Option or the issuance of shares of Common Stock upon exercise thereof, such Options shall not be granted or such shares of Common Stock shall not be issued, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          6.5 Adjustment upon Changes in Capitalization or Control.

               (a) In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Program, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any Option and the shares of Common Stock issuable pursuant to any Option shall be adjusted as and to the extent appropriate, in the reasonable discretion of the committee, to provide participants with the same relative rights before and after such adjustment.

               (b) If there is proposed a dissolution or liquidation of the company, or a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or a transfer of substantially all the property or more than two-thirds of the then outstanding shares of the Company to another corporation, the Committee shall cause written notice of the proposed transaction to be given to every participant in the Program not less than 40 days prior to the anticipated effective date of the proposed transaction, and every Incentive Option granted under the Program shall be accelerated and become immediately exercisable in full by such participant prior to a date specified in such notice, which date shall not be more than 10 days prior to the anticipated effective date of the proposed transaction. The participant shall notify the Company, in writing, that he intends to exercise his Options, in whole or in part, and the participant may condition such exercise upon, and provide that such exercise shall become effective at the time immediately prior to, the consummation of the proposed transaction. If the proposed transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the proposed transaction is not consummated and the participant has so provided, the Options shall remain unexercised.

          6.6 Option Agreements. The terms of each Option shall be stated in an agreement, the form of which has been approved by the Committee.

          6.7 Withholding.

               (a) The Company shall have the right to withhold from any shares issuable under the Program or to collect as a condition of issuance, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws upon the exercise of an Option, the Participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

               (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Option that the right to make Elections shall not apply to such Option. An Election is irrevocable.

          (c) If a participant is an officer of the Company within the meaning of Section 16 of the 1934 Act, then an Election is subject to the following restrictions:

                    (1) No Election shall be effective for a Tax Date which occurs within six months of the grant of the award.

                    (2) The Election either (i) must be made six months prior to the Tax Date, (ii) must be made during a period beginning on the third business day following the date of release for publication of the Company’s quarterly or annual summary statements of earnings and ending on the twelfth business day following such date (a “Window Period”) or (iii) may be made in advance but must take effect during a Window Period.

          6.8 No Continued Employment. No participant under the Program shall have any right, because of his or her participation, to continue in the employ of the company for any period of time or to any right to continue his or her present or any other rate of compensation.

          6.9 Amendment of the Program. The Board may amend or discontinue the Program at any time; provided, however, that no such amendment or discontinuance shall change or impair, without the consent of the recipient, an Option previously granted; and further provided that if any such amendment requires shareholder approval to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule, such amendment shall be subject to the approval of the shareholders of the Company.

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